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                                     BY-LAWS
                                     OF THE
                    DUFF & PHELPS GLOBAL UTILITY INCOME FUND

                                TABLE OF CONTENTS

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                                       ARTICLE I
                                        Offices

1.1      Principal Offices ...................................................     1
1.2      Other Offices .......................................................     1
1.3      Registered Office and Registered Agent ..............................     1

                                      ARTICLE II
                                 Shareholder Meetings

2.1    Chairman ..............................................................     1
2.2    Proxies; Voting .......................................................     1
2.3    Fixing Record Dates ...................................................     1
2.4    Inspectors of Election ................................................     1
2.5    Records at Shareholder Meetings .......................................     2
2.6    Notice of Shareholder Business ........................................     2

                                      ARTICLE III
                                       Trustees

3.1    Annual and Regular Meetings ...........................................     3
3.2    Chairman; Records .....................................................     3

                                      ARTICLE IV
                                       Officers

4.1    Officers of the Trust .................................................     3
4.2    Election and Tenure ...................................................     3
4.3    Removal of Officers ...................................................     3
4.4    Bonds and Surety ......................................................     4
4.5    Chairman, President, and Vice Presidents ..............................     4
4.6    Secretary .............................................................     4
4.7    Treasurer .............................................................     5
4.8    Other Officers and Duties .............................................     5
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                                       ARTICLE V
                                  Records and Reports

5.1      Maintenance and Inspection of Share Register ........................     5
5.2      Maintenance and Inspection of Declaration of Trust and By-Laws ......     5
5.3      Maintenance and Inspection of Other Records .........................     5
5.4      Inspection by Trustees ..............................................     6

                                      ARTICLE VI
                                     Miscellaneous

6.1    Contracts and Instruments; How Executed ...............................     6
6.2    Fiscal Year ...........................................................     6
6.3    Heading; References ...................................................     6
6.4    Provisions in Conflict with Law or Regulations ........................     7
6.5    Depositories ..........................................................     7
6.6    Signatures ............................................................     7
6.7    Seal ..................................................................     7

                                      ARTICLE VII
                                    Stock Transfers

7.1    Transfer Agents, Registrars and the Like ..............................     7
7.2    Transfer of Shares ....................................................     8
7.3    Registered Shareholders ...............................................     8

                                     ARTICLE VIII
                                 Amendment of By-Laws

8.1    Amendment and Repeal of By-Laws .......................................     8
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                                     BY-LAWS

These By-Laws are made and adopted pursuant to Section 3.8 of the Agreement and Declaration of Trust establishing the Duff & Phelps Global Utility Income Fund (the "Trust") dated as of March 12, 2004, as from time to time amended (hereinafter called the "Declaration"). All words and terms capitalized in these By-Laws shall have the meaning or meanings set forth for such words or terms in the Agreement and Declaration of Trust.

                                    ARTICLE I

                                     Offices

1.1 Principal Offices. Until changed by the Trustees, the principal office of the Trust shall be in Chicago, Illinois.

1.2 Other Offices. The Trust may have offices in such other places without as well as within the State of Delaware as the Trustees may from time to time determine.

1.3 Registered Office and Registered Agent. The Board of Trustees shall establish a registered office in the State of Delaware and shall appoint a registered agent for service of process.

                                   ARTICLE II

                              Shareholder Meetings

2.1 Chairman. The Chairman, if any, shall act as chairman at all meetings of the Shareholders; in the Chairman's absence, the Trustee or Trustees present at each meeting may elect a temporary chairman for the meeting, who may be one of themselves.

2.2 Proxies; Voting. Shareholders may vote either in person or by duly executed proxy and each full share represented at the meeting shall have one vote, all as provided in Article 6 of the Declaration.

2.3 Fixing Record Dates. For the purpose of determining the Shareholders who are entitled to notice of or to vote or act at any meeting, including any adjournment thereof, or who are entitled to participate in any dividends, or for any other proper purpose, the Trustees may from time to time, without closing the transfer books, fix a record date in the manner provided in Section 6.3 of the Declaration. If the Trustees do not prior to any meeting of Shareholders so fix a record date or close the transfer books, then the date of mailing notice of the meeting or the date upon which the dividend resolution is adopted, as the case may be, shall be the record date.

2.4 Inspectors of Election. In advance of any meeting of Shareholders, the Trustees may appoint Inspectors of Election to act at the meeting or any adjournment thereof. If Inspectors of Election are not so appointed, the Chairman, if any, of any meeting of Shareholders may, and on the request of any Shareholder or Shareholder proxy shall, appoint one or more Inspectors of Election of the meeting. If appointed at the meeting on

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the request of one or more Shareholders or proxies, a majority of Shares present shall determine whether one or three Inspectors are to be appointed, but failure to allow such determination by the Shareholders shall not affect the validity of the appointment of Inspectors of Election. In case any person appointed as Inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Trustees in advance of the convening of the meeting or at the meeting by the person acting as chairman. The Inspectors of Election shall determine the number of Shares outstanding, the Shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, shall receive votes, ballots or consents, shall hear and determine all challenges and questions in any way arising in connection with the right to vote, shall count and tabulate all votes or consents, determine the results, and do such other acts as may be proper to conduct the election or vote with fairness to all Shareholders. If there are three Inspectors of Election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. On request of the Chairman, if any, of the meeting, or of any Shareholder or Shareholder proxy, the Inspectors of Election shall make a report in writing of any challenge or question or matter determined by them and shall execute a certificate of any facts found by them.

2.5 Records at Shareholder Meetings. At each meeting of the Shareholders, there shall be made available for inspection at a convenient time and place during normal business hours, if requested by Shareholders, the minutes of the last previous Annual or Special Meeting of Shareholders of the Trust and a list of the Shareholders of the Trust, as of the record date of the meeting or the date of closing of transfer books, as the case may be. Such list of Shareholders shall contain the name and the address of each Shareholder in alphabetical order and the number of Shares owned by such Shareholder. Shareholders shall have such other rights and procedures of inspection of the books and records of the Trust as are granted to Shareholders of a Delaware business corporation.

2.6 Notice of Shareholder Business. At any annual or special meeting of the Shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual or special meeting, the business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Trustees, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Trustees, or (iii) otherwise properly brought before the meeting by a shareholder.

For business to be properly brought before an annual or special meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Trust. To be timely, any such notice must be delivered to or mailed and received at the principal executive offices of the Trust not later than 60 days prior to the date of the meeting; provided, however, that if less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to Shareholders, any such notice by a shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which notice of the date of the annual or special meeting was given or such public disclosure was made.

Any such notice by a shareholder shall set forth as to each matter the shareholder proposes to bring before the annual or special meeting (i) a brief description of the business desired to be brought before the annual or special meeting and the reasons for conducting such business at the

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annual or special meeting, (ii) the name and address, as they appear on the
Trust's books, of the shareholder proposing such business, (iii) the class and number of shares of the capital stock of the Trust, which are beneficially owned by the shareholder, and (iv) any material interest of the shareholder in such business.

Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at any annual or special meeting except in accordance with the procedures set forth in this Section 2.6. The chairman of the annual or special meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 2.6, and, if he should determine, he shall so declare to the meeting that any such business not properly brought before the meeting shall not be considered or transacted.

                                   ARTICLE III

                                    Trustees

3.1 Annual and Regular Meetings. Meetings of the Trustees shall be held from time to time upon the call of the Chairman, if any, the President, the Secretary or any two Trustees. Regular meetings of the Trustees may be held without call or notice and shall generally be held quarterly. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Trustees need be stated in the notice or waiver of notice of such meeting, and no notice need be given of action proposed to be taken by unanimous written consent.

3.2 Chairman; Records. The Chairman, if any, shall act as chairman at all meetings of the Trustees; in absence of a chairman, the Trustees present shall elect one of their number to act as temporary chairman. The results of all actions taken at a meeting of the Trustees, or by unanimous written consent of the Trustees, shall be recorded by the person appointed by the Board of Trustees as the meeting secretary.

                                   ARTICLE IV

                                    Officers

4.1 Officers of the Trust. The officers of the Trust shall consist of a Chairman, if any, a President, a Secretary, a Treasurer and such other officers or assistant officers as may be elected or authorized by the Trustees. Any two or more of the offices may be held by the same Person, except that the same person may not be both President and Secretary. The Chairman, if any, shall be a Trustee, but no other officer of the Trust need be a Trustee.

4.2 Election and Tenure. The Trustees shall elect the Chairman, if any, President, Secretary, Treasurer and such other officers as the Trustees shall deem necessary or appropriate in order to carry out the business of the Trust. Such officers shall serve at the pleasure of the Trustees or until their successors have been duly elected and qualified. The Trustees may fill any vacancy in office or add any additional officers at any time.

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4.3 Removal of Officers. Any officer may be removed at any time, with or without cause, by action of a majority of the Trustees. This provision shall not prevent the making of a contract of employment for a definite term with any officer and shall have no effect upon any cause of action which any officer may have as a result of removal in breach of a contract of employment. Any officer may resign at any time by notice in writing signed by such officer and delivered or mailed to the Chairman, if any, President, or Secretary, and such resignation shall take effect immediately upon receipt by the Chairman, if any, President, or Secretary, or at a later date according to the terms of such notice in writing.

4.4 Bonds and Surety. Any officer may be required by the Trustees to be bonded for the faithful performance of such officer's duties in such amount and with such sureties as the Trustees may determine.

4.5 Chairman, President, and Vice Presidents. The Chairman, if any, shall, if present, preside at all meetings of the Shareholders and of the Trustees and shall exercise and perform such other powers and duties as may be from time to time assigned to such person by the Trustees. Subject to such supervisory powers, if any, as may be given by the Trustees to the Chairman, if any, the President shall be the chief executive officer of the Trust and, subject to the control of the Trustees, shall have general supervision, direction and control of the business of the Trust and of its employees and shall exercise such general powers of management as are usually vested in the office of President of a corporation. Subject to direction of the Trustees, the Chairman, if any, and the President shall each have power in the name and on behalf of the Trust or any of its Series to execute any and all loans, documents, contracts, agreements, deeds, mortgages, registration statements, applications, requests, filings and other instruments in writing, and to employ and discharge employees and agents of the Trust. Unless otherwise directed by the Trustees, the Chairman, if any, and the President shall each have full authority and power, on behalf of all of the Trustees, to attend and to act and to vote, on behalf of the Trust at any meetings of business organizations in which the Trust holds an interest, or to confer such powers upon any other persons, by executing any proxies duly authorizing such persons. The Chairman, if any, and the President shall have such further authorities and duties as the Trustees shall from time to time determine. In the absence or disability of the President, the Vice-Presidents in order of their rank as fixed by the Trustees or, if more than one and not ranked, the Vice-President designated by the Trustees, shall perform all of the duties of the President, and when so acting shall have all the powers of and be subject to all of the restrictions upon the President. Subject to the direction of the Trustees, and of the President, each Vice-President shall have the power in the name and on behalf of the Trust to execute any and all instruments in writing, and, in addition, shall have such other duties and powers as shall be designated from time to time by the Trustees or by the President.

4.6 Secretary. The Secretary shall maintain the minutes of all meetings of, and record all votes of, Shareholders, Trustees and the Executive Committee, if any. The Secretary shall be custodian of the seal of the Trust, if any, and the Secretary (and any other person so authorized by the Trustees) shall affix the seal, or if permitted, facsimile thereof, to any instrument executed by the Trust which would be sealed by a Delaware business corporation executing the same or a similar instrument and shall attest the seal and the signature or signatures of the officer or officers executing such instrument on behalf of the Trust. The Secretary shall also perform any

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other duties commonly incident to such office in a Delaware business corporation, and shall have such other authorities and duties as the Trustees shall from time to time determine.

4.7 Treasurer. Except as otherwise directed by the Trustees, the Treasurer shall have the general supervision of the monies, funds, securities, notes receivable and other valuable papers and documents of the Trust, and shall have and exercise under the supervision of the Trustees and of the President all powers and duties normally incident to the office. The Treasurer may endorse for deposit or collection all notes, checks and other instruments payable to the Trust or to its order. The Treasurer shall deposit all funds of the Trust in such depositories as the Trustees shall designate. The Treasurer shall be responsible for such disbursement of the funds of the Trust as may be ordered by the Trustees or the President. The Treasurer shall keep accurate account of the books of the Trust's transactions which shall be the property of the Trust, and which together with all other property of the Trust in the Treasurer's possession, shall be subject at all times to the inspection and control of the Trustees. Unless the Trustees shall otherwise determine, the Treasurer shall be the principal accounting officer of the Trust and shall also be the principal financial officer of the Trust. The Treasurer shall have such other duties and authorities as the Trustees shall from time to time determine. Notwithstanding anything to the contrary herein contained, the Trustees may authorize any adviser, administrator, manager or transfer agent to maintain bank accounts and deposit and disburse funds of any Series of the Trust on behalf of such Series.

4.8 Other Officers and Duties. The Trustees may elect such other officers and assistant officers as they shall from time to time determine to be necessary or desirable in order to conduct the business of the Trust. Assistant officers shall act generally in the absence of the officer whom they assist and shall assist that officer in the duties of the office. Each officer, employee and agent of the Trust shall have such other duties and authority as may be conferred upon such person by the Trustees or delegated to such person by the President.

                                    ARTICLE V

                               Records and Reports

5.1 Maintenance and Inspection of Share Register. The Trust shall keep at its offices or at the office of its transfer or similar agent, records of its Shareholders, that provide the names and addresses of all Shareholders and the number of Shares held by each Shareholder. Such records may be inspected during the Trust's regular business hours by any Shareholder, or its duly authorized representative, upon reasonable written demand to the Trust, for any purpose reasonably related to such Shareholder's interest as a Shareholder.

5.2 Maintenance and Inspection of Declaration of Trust and By-Laws. The Trust shall keep at its offices the original or a copy of the Declaration of Trust and these By-Laws, as amended or restated from time to time, where they may be inspected during the Trust's regular business hours by any Shareholder, or its duly authorized representative, upon reasonable written demand to the Trust, for any purpose reasonably related to such Shareholder's interest as a Shareholder.

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5.3 Maintenance and Inspection of Other Records. The accounting books and records and minutes of proceedings of the Shareholders, the Board, any committee of the Board or any advisory committee shall be kept at such place or places designated by the Board or, in the absence of such designation, at the offices of the Trust. The minutes shall be kept in written form and the accounting books are records shall be kept either in written form or in any other form capable of being converted into written form

If information is requested by a Shareholder, the Board, or, in case the Board does not act, the president, any vice president or the secretary, shall establish reasonable standards governing, without limitation, the information and documents to be furnished and the time and the location, if appropriate, of furnishing such information and documents. Costs of providing such information and documents shall be borne by the requesting Shareholder. The Trust shall be entitled to reimbursement for its direct, out-of-pocket expenses incurred in declining unreasonable requests (in whole or in part) for information or documents.

The Board, or, in case the Board does not act, the president, any vice president or the secretary, may keep confidential from Shareholders for such period of time as the Board or such officer, as applicable, deems reasonable any information that the Board or such officer, as applicable, reasonably believes to be in the nature of trade secrets or other information that the Board or such officer, as the case may be, in good faith believes would not be in the best interests of the Trust to disclose or that could damage the Trust or its business or that the Trust is required by law or by agreement with a third party to keep confidential.

5.4 Inspection by Trustees. Every Trustee shall have the absolute right during the Trust's regular business hours to inspect all books, records, and documents of every kind any the physical properties of the Trust. This inspection by a Trustee may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents.

                                   ARTICLE VI

                                  Miscellaneous

6.1 Contracts and Instruments; How Executed. The Board, except as otherwise provided in the Declaration of Trust and these By-Laws, may authorize any officer or officers or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Trust and this authority may be general or confined to specific instances.

6.2 Fiscal Year. The fiscal year of the Trust shall be determined by the Board.

6.3 Headings; References. Headings are placed herein for convenience of reference only and shall not be taken as part hereof or control or affect the meaning, construction or effect of this instrument. Whenever the singular number is used herein, the same shall include the plural; and the neuter, masculine and feminine genders shall include each other, as applicable. Any references herein to specific sections of the Delaware Statutory Trust Act, the code or the 1940 Act shall refer to such sections as amended from time to time or any successor sections thereof.

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6.4 Provisions in Conflict with Law or Regulations.

(a) The provisions of these By-Laws are servable, and if the Board of Trustees shall determine with the advice of counsel, that any of such provision is in conflict with the Declaration of Trust, the 1940 Act, the Code, the Delaware Statutory Trust Act, or with other applicable laws and regulations, the conflicting provision shall be deemed not to have constituted a part of these By-Laws from the time when such provisions became inconsistent with such laws or regulations; PROVIDED, HOWEVER, that such determination shall not affect any of the remaining provisions of these By-Laws or render invalid or improper any action taken or omitted prior to such determination.

(b) If any provision of these By-Laws shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of these By-Laws in any jurisdiction.

6.5 Depositories. In accordance with Section 3.9 of the Declaration, the funds of the Trust shall be deposited in such custodians as the Trustees shall designate and shall be drawn out on checks, drafts or other orders signed by such officer, officers, agent or agents (including the adviser, administrator or manager), as the Trustees may from time to time authorize.

6.6 Signatures. All contracts and other instruments shall be executed on behalf of the Trust by its properly authorized officers, agent or agents, as provided in the Declaration or By-laws or as the Trustees may from time to time by resolution provide.

6.7 Seal. The Trust is not required to have any seal, and the adoption or use of a seal shall be purely ornamental and be of no legal effect. The seal, if any, of the Trust, or any Series of the Trust, if any, may be affixed to any instrument, and the seal and its attestation may be lithographed, engraved or otherwise printed on any document with the same force and effect as if it had been imprinted and affixed manually in the same manner and with the same force and effect as if done by a Delaware business corporation. The presence or absence of a seal shall have no effect on the validity, enforceability or binding nature of any document or instrument that is otherwise duly authorized, executed and delivered.

                                   ARTICLE VII

                                 Stock Transfers

7.1 Transfer Agents, Registrars and the Like. As provided in Section 5.7 of the Declaration, the Trustees shall have authority to employ and compensate such transfer agents and registrars with respect to the Shares of the various Series of the Trust as the Trustees shall deem necessary or desirable. In addition, the Trustees shall have power to employ and compensate such dividend disbursing agents, warrant agents and agents for the reinvestment of dividends as they shall deem necessary or desirable. Any of such agents shall have such power and authority as is delegated to any of them by the Trustees.

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7.2 Transfer of Shares. The Shares of the Trust shall be transferable on the books of the Trust only upon delivery to the Trustees or a transfer agent of the Trust of proper documentation as provided in Section 5.8 of the Declaration. The Trust, or its transfer agents, shall be authorized to refuse any transfer unless and until presentation of such evidence as may be reasonably required to show that the requested transfer is proper.

7.3 Registered Shareholders. The Trust may deem and treat the holder of record of any Shares as the absolute owner thereof for all purposes and shall not be required to take any notice of any right or claim of right of any other person.

                                  ARTICLE VIII

                              Amendment of By-Laws

8.1 Amendment and Repeal of By-Laws. In accordance with Section 3.8 of the Declaration, only the Trustees shall have the power to amend or repeal the By-Laws or adopt new By-Laws at any time provided, however, that no By-Law may be amended, adopted or repealed by the Trustees if such amendment, adoption or repeal requires, pursuant to law, the Declaration of Trust, or these By-Laws, a vote of the Shareholders. Action by the Trustees with respect to the By-Laws shall be taken by an affirmative vote of a majority of the Trustees. The Trustees shall in no event adopt By-Laws which are in conflict with the Declaration, and any apparent inconsistency shall be construed in favor of the related provisions in the Declaration.

March 12, 2004

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